File No. 70-5943



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 30

                                       to

                                    FORM U-1

                        --------------------------------

                                   DECLARATION

                                      under

                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                       ***

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                    ----------------------------------------
               (Name of company or companies filing this statement
                   and address of principal executive offices)

                                       ***

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                       ***

                 A. A. Pena, Senior Vice President and Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215

           Susan Tomasky, Executive Vice President and General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                     1 Riverside Plaza, Columbus, Ohio 43215
                    -----------------------------------------
                   (Names and addresses of agents for service)




      American Electric Power Company, Inc. ("AEP") hereby amends its Declaration on Form U-1, in File No. 70-5943, as heretofore amended, to file the following exhibit:

ITEM 6.     EXHIBITS AND FINANCIAL STATEMENTS
      The following exhibit is being filed with this Post-Effective Amendment:
                               Exhibit F-8 Opinion of Counsel

                                   SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 30 to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.



                              By:   /s/ Thomas G. Berkemeyer
                                 ---------------------------------------------
                                    Thomas G. Berkemeyer,
                                    Assistant Secretary


Dated: November 8, 2000

November 7, 2000


Securities and Exchange Commission
Washington, DC  20549

Dear Sirs:

This opinion is being rendered in connection with Post-Effective Amendment No. 29 to the Declaration on Form U-1 (File No. 70-5943) of American Electric Power Company, Inc. (the "Company"), relating to a proposal that the Company be authorized to continue the operation of its Dividend Reinvestment and Stock Purchase Plan (the "Plan"), as described in such Declaration, as amended, through September 30, 2006, and in connection therewith to issue and sell during such period shares of its Common Stock, par value $6.50 per share, previously authorized by the Commission for issuance and sale pursuant to the Plan, and also to cause First Chicago Trust Company of New York, as agent (the "Agent"), to acquire the Company's Common Stock on the open market for the accounts of participants in the Plan.

I wish to advise you that it is my opinion that the Company is a corporation validly organized and duly existing under the laws of the State of New York.

I also wish to advise you that, in the event that the proposed transactions are consummated in accordance with the above Declaration, as amended, it is my opinion that:

(a) all State laws applicable to the proposed transactions will have been com-plied with;

(b) the Common Stock offered and sold pursuant to the Plan will be validly issued, full paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Restated Certificate of Incorporation, as amended, and by-laws of the Company;

(c) the Agent will legally acquire on behalf of the participants in the Plan any shares of Common Stock purchased by it in open market transactions; and

(d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

I consent to the filing of this opinion as an exhibit to the above-mentioned Declaration.

Very truly yours,

      /s/ Ann B. Graf
------------------------
Ann B. Graf